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EXHIBIT 10(y)
                                                         Form
10-K for 1994
                                                           File
No. 1-11237

                             AT&T CAPITAL CORPORATION
                              EXECUTIVE BENEFIT PLAN


     This is a summary of the benefits available to eligible members under the AT&T Capital Corporation Executive Benefit Plan. More detailed information is provided in the official plan documents. If there is a conflict between statements in this summary and the terms of the plan documents, the plan documents will control and govern the operation of the
Executive Benefit Plan. AT&T Capital Corporation reserves the right to modify, suspend, change, or terminate the Executive Benefit Plan at any time. Questions about your benefits should be addressed to the Corporate
Benefit Office. Because of the many detailed provisions of the Executive
Benefit Plan, no one other than the Corporate Benefit Office is authorized to advise you about your benefits. AT&T Capital Corporation cannot be bound by statements made by unauthorized personnel.


PURPOSE

     The AT&T Capital Corporation Executive Benefit Plan is
designed to
provide deferred compensation benefits to certain members of the
Corporate
Leadership Forum of AT&T Capital Corporation by:

     Providing an additional source of income at retirement based on a percentage of your final pay if you meet certain requirements upon termination of your employment, and

     Allowing you to defer receipt of up to 4% of your pay until you terminate employment.

[Chairman/CEO only]

     In addition, this summary describes additional benefits that AT&T
Capital Corporation will provide to replace your benefits under AT&T's
Senior Management Plans and Programs.

[Continue for all participants]

     This summary refers to AT&T Capital Corporation and its subsidiaries collectively as the "Company."

     The Executive Benefit Plan is considered an "unfunded" plan under the
Employee Retirement Income Security Act of 1974, as amended, (see the
"Payment Of Benefits And Plan Funding" section). One advantage of the
"unfunded" nature of the Executive Benefit Plan is that you will not have to pay taxes on amounts credited to your account until paid to you.



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PARTICIPATION

     You are a participant in the Executive Benefit Plan, if you are:

     An employee of the Company on or after January 1, 1994, who is eligible to participate in the AT&T Capital Corporation
Retirement and
Savings Plan, and

     A member of AT&T Capital Corporation's Corporate Leadership
Team or
Strategic Business Leaders, as of January 1, 1994, or you are a member of the AT&T Capital Leadership Forum, and

     Designated to be eligible by the Compensation Committee of AT&T
Capital Corporation's Board of Directors.


EXECUTIVE RETIREMENT BENEFIT

ELIGIBILITY AND AMOUNT

[Chairman/CEO benefits]

     You will be eligible to receive your executive retirement benefit if your employment with the Company terminated after you reach age
55. If you
are eligible, the amount of your annual executive retirement benefit (less any applicable reductions see below) will be a percentage of your "final pay" determined as follows:

Termination of Employment at Age:  Percentage of Final Pay
     55                                 35%
     56                                 36%
     57                                 37%
     58                                 38%
     59                                 39%
     60 or later                        40%

[CLT benefits]

     If you became a member of the CLT before January 1, 1994, you will be eligible to receive your executive retirement benefit if your employment with the Company is terminated after completing 10 years of service and reaching age 58. If you are eligible, the amount of your annual executive retirement benefit (less any applicable reductions see below) will be a percentage of your "final pay" determined as follows:

Termination of Employment at Age:  Percentage of Final Pay
     58                                 38%
     59                                 39%
     60 or later                        40%

     If you became a member of the CLT after December 31, 1993, you will be eligible to receive your executive retirement benefit if you terminate employment with the Company after completing 15 years of service and after reaching age 58. If you are eligible, the amount of your annual executive


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retirement benefit (less any applicable reductions see below)
will be a
percentage of your "final pay" determined as follows:

Termination of Employment at Age:  Percentage of Final Pay
     58                                 35%
     59                                 36.5%
     60 or later                        38%

[SBU Head benefits]

     You are eligible to receive your executive retirement benefit if you terminate employment with the Company after completing 20 years of service and reaching age 58. If you are eligible, your annual executive retirement benefit (less any applicable reductions see below) will be a percentage of your "final pay" determined as follows:

Termination of Employment at Age:  Percentage of Final Pay
     58                                 35%
     59                                 36.5%
     60 or later                        38%

     Under the Executive Benefit Plan, all your years and months of service include:
     service with AT&T Capital Corporation;
     service before January 1, 1994 with AT&T or and "affiliate" of AT&T will affiliated with AT&T; and
     service with a subsidiary of AT&T Capital Corporation after AT&T
Capital Corporation acquired at least 50% ownership of the subsidiary.

     Service with a subsidiary before AT&T Capital Corporation acquired at least 50% ownership of the subsidiary is not counted unless the Compensation Committee (or its delegate) specifically resolves to count pre-acquisition service.

     Two companies are "affiliated" if, under Internal Revenue
Service
rules, they are under common control - generally, they are at least 80% commonly owned.

[All participants]

     Unless the Compensation Committee (or its delegate) specifically determines otherwise, you will be eligible for an executive retirement benefit only if you are a member of AT&T Capital Corporation's
Corporate
Leadership Forum when you leave the Company.

     The amount of your executive retirement benefit will be reduced by amounts payable to you under:

     The AT&T Capital Corporation Retirement and Savings Plan, the AT&T
Capital Corporation Excess Benefit Plan, and the AT&T Capital
Corporation
Compensation Limit Excess Plan, to the extent attributable to "uniform points contributions" under those plans,

     The AT&T Capital Corporation Supplemental Executive
Retirement Plan,

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     The AT&T Management Pension Plan, and

     Any other nonqualified pension plan sponsored by AT&T or the Company in which you participate or had participated.

     Under the Executive Benefit Plan, "pay" means your cash compensation from the Company before reductions for taxes or before-tax contributions to any of the Company's employee benefit plans, including your base salary, any applicable commissions, short term bonuses, and awards and payments under the Company's Annual Incentive Plan (or any successor plan) to the extent includible in your taxable income. However, your "pay" under the
Executive Benefit Plan does not include awards or payments under the
Company's long term incentive award programs such as the AT&T
Capital
Corporation Share Performance Incentive Plan and Long Term
Incentive Plan.
"Final Pay" means your pay during the 12 calendar months immediately preceding the date you leave the Company, or if greater, one-third of your pay during the 36 calendar months immediately preceding the date you leave the Company.

PAYMENT OF EXECUTIVE RETIREMENT BENEFIT

     Your executive retirement benefit will be paid in monthly installments beginning as of the first day of the month after you terminate employment with the Company. In general, your benefit will be paid in the form of a:

     Life annuity if you are not married, or

     Joint and 45% survivor annuity with your spouse as your contingent annuitant if you are married.

     However, the Company, in its sole discretion, may elect to pay your executive retirement benefit to you in any form available under the
Retirement and Savings Plan that it considers appropriate.

     If you are married and you die after you have become eligible for, but before you have begun to receive, your executive retirement benefit, a survivor annuity will be paid to your surviving spouse equal to 45% of the benefit that would have been payable had you terminated employment and begun to receive your benefit.


SUPPLEMENTAL SAVINGS

     The AT&T Capital Corporation Retirement and Savings Plan allows participants to contribute on a before-tax or after-tax basis up to 12% of pay. Under certain prior AT&T plans, participants were allowed to contribute up to 16% of pay.

     So that you may save as much as possible for your retirement, the
Executive Benefit Plan allows you to have the Company deduct, on a before-tax basis, up to 4% of your pay from your paycheck and to have the deduction credited to an account established by the Company on your behalf.

     To defer up to 4% of your pay for any year, you must file a written


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election with the Compensation Committee by December 31 of the prior year.
For example, You must make your election to defer your 1994 pay by December
31, 1993.

EARNINGS ON YOUR ACCOUNT

     Your supplemental savings under the Executive Benefit Plan will be credited to an account on the Company's or recordkeeper's books.

     The amounts in your account will be deemed to be periodically invested and reinvested in designated investment fund shares identified by the
Company.

     Your account will be adjusted to reflect gains, losses, and earnings as though the amount were in fact invested and reinvested in investment fund shares.

     At present it is not clear whether allowing members to direct their own investments is practicable or may jeopardize the plan's
"unfunded"
status.

     Consequently your investment directions will not be applied to your supplemental savings at this time. The Administrative Committee will instead credit your account with interest at a rate no less than the rate of return on investments in the Merrill Lynch Government Fund, or a similar investment option.

PAYMENT Of YOUR SUPPLEMENTAL SAVINGS

     Your supplemental savings account will be paid to you in 60 monthly installments beginning as of the later of the first day of the month after:

     You reach age 65, or

     You terminate employment with the Company (or any affiliate).

However, the Company, in its sole discretion, may elect to:

     Pay your benefit to you in any form available under the Retirement and
Savings Plan that it considers appropriate, and/or

     Begin to pay your benefit as of the first day of any month after termination of your employment if you terminate before your 65th birthday.

     If you die before you have received your supplemental savings account, the balance will be paid in a lump sum to your spouse or, if not married, your beneficiary under the Retirement and Savings Plan.


OTHER BENEFITS [Chairman/CEO only]

     In addition to the other benefits described in this summary, AT&T
Capital Corporation will provide you with the following benefits to which


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you were previously entitled under AT&T's Senior Management Plans
and
Programs:

     AT&T intends to continue your coverage under, and AT&T
Capital
Corporation will pay AT&T for premiums associated with, the:

     Senior Management Basic Life Insurance Program, and

     Senior Management Individual Life Insurance Program

     AT&T Capital Corporation also will create a program, through insurance or otherwise:

     To duplicate the benefits you would have been entitled to receive under the AT&T Senior Management Long-Term Disability and Survivor
Protection Plan ("SMLTDSPP"), except that you will be eligible for the
"Minimum Retirement Benefit" under that plan if you terminate employment on or after your 60th birthday;

     To duplicate the "Surviving Spouse Benefit" that would have been payable under the SMLTDSPP if you die before your 55th birthday;

     To provide a benefit equal to the greater of (i) the "Surviving Spouse
Benefit" that would have been payable under the SMLTDSPP or (ii) the normal survivor benefit payable under the Executive Benefit Plan, if you die on or after your 55th birthday; and

     To duplicate the accident, sickness, pensioner death, and other post-retirement death benefits under the "Death Benefits" provisions for
Senior
Managers in the AT&T Non-Qualified Pension Plan if you terminate employment on or after your 60th birthday or if you become disabled.

CLAIM AND APPEAL PROCEDURES

CLAIM PROCEDURES

     If you are eligible, your Executive Benefit Plan benefit will be paid automatically upon termination of your employment from the Company. If you believe you are eligible and you don't receive a Executive Benefit Plan benefit, you have a right to file a written application for benefits to the
Compensation Committee at the address listed in the "Administrative
Information" section.

     If your claim for benefits is denied, either in whole or in part, you will receive written notification from the Compensation
Committee. This
written notification will include:

     The specific reason or reasons for the denial,

     Specific reference to pertinent Executive Benefit Plan provisions on which the denial was based,

     A description of any additional material or information necessary to

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perfect the claim and an explanation of why the material or information is
necessary, and

     Appropriate information about the steps to be taken if you or a person authorized to represent you wishes to submit the claim for review.

     The Compensation Committee will respond to your claim within 90 days after it receives your claim submitted according to the procedures described in this section. This 90-day period may be extended up to an additional 90 days if the Compensation Committee notifies you before the original 90-day period expires.

     If a claim for benefits is denied, in whole or in part, or if you believe that benefits under the Executive Benefit Plan to which you are entitled have not been provided, you or your authorized representative may appeal this denial or other action by the Compensation Committee.

APPEAL PROCEDURES

     You must appeal in writing within 60 days after you receive notification of the Compensation Committee's decision or, if you didn't receive notification, within 60 days after the 90-day period has lapsed.
Send your written request for review of any denied claim or other disputed matter directly to the Board of Directors at the Company's address listed in the "Administrative Information" section. The person sending the request has the right to:

     Review pertinent plan documents. You can obtain them by following the procedures described under the "Plan Documents" section, and

     Send to the Board of Directors a written statement of the issues and any other documents in support of the claim for benefits or other matter under review.

     The Board of Directors will provide a written response to the appeal within 60 days after it is received. The 60-day period may be extended up to an additional 60 days if the Board of Directors notifies you before the original 60-day period expires. If the Board of Directors does not respond within 60 (or 120) days, you may consider the claim denied.

     The Board of Directors serves as the final review committee under the
Executive Benefit Plan and has sole and complete discretionary authority to determine conclusively for all parties, and in accordance with the terms of the documents or instruments governing the Executive Benefit Plan, any and all questions arising from administration of the Executive Benefit Plan and interpretation of all plan provisions, determination of all questions relating to participation of eligible members and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any participant, and construction of all terms of the Executive
Benefit Plan.

     Notwithstanding the foregoing, AT&T Capital Corporation has sole and complete discretionary authority to determine questions relating to

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eligibility of participants for membership in the Executive
Benefit Plan
and to amend or terminate the Executive Benefit Plan at any time. Respective decisions by the Compensation Committee and the Board of
Directors shall be conclusive and binding on all parties and not subject to further review.

     Please note that the Executive Benefit Plan requires that you pursue all your claim and appeal rights described in this section before you seek any other legal recourse regarding claims for benefits.


RIGHTS OF A PLAN PARTICIPANT OR BENEFICIARY UNDER ERISA

     As a participant in the AT&T Capital Corporation Executive
Benefit
Plan, you have these rights and protections under ERISA:

     You can examine, without charge, all plan documents and the copies of all documents filed by the plan with the U.S. Department of Labor. You may examine these documents at the Plan Administrator's office. See the
"Administrative Information" section for information about where you can examine these documents.

     You can obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. You will be charged a reasonable fee for copies of the documents requested unless federal law requires that they be furnished without charge. See the "Administrative
Information" section to learn where to direct correspondence.

     No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

     If your claim for benefits is denied in whole or in part, you will receive a written explanation of the reason for the denial. If you do not hear from the appropriate party within the designated time frame, your claim or appeal is considered denied. You have the right to have the appropriate party review and reconsider your claim. (See the "Claim and
Appeal Procedures" section.)

     Under ERISA, there are steps you can take to enforce the above rights.
For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such cases, the court may require the Company to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent for reasons beyond the control of the Company. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

     If you are discriminated against for asserting your rights under
ERISA, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who will pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order

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you to pay costs and fees, for example, if it finds your claim to be
frivolous.

     For answers to questions about the Executive Benefit Plan, contact the
Compensation Committee. See the "Administrative Information" section for information about whom to contact. If you have any questions about this statement of your rights, or about your rights under ERISA, contact the nearest area office of the Pension and Welfare Benefits Administration,
U.S. Department of Labor.


ADMINISTRATIVE INFORMATION

PLAN NAME

     The official plan name is the AT&T Capital Corporation
Executive
Benefit Plan.

PLAN ADMINISTRATOR

     The Plan Administrator for the AT&T Capital Corporation
Executive
Benefit Plan is AT&T Capital Corporation. The Compensation
Committee of
AT&T Capital Corporation's Board of Directors administers the
Executive
Benefit Plan on AT&T Capital Corporation's behalf.

COMPENSATION COMMITTEE

     The Compensation Committee may be contacted in writing at AT&T Capital
Corporation, 44 Whippany Road, Morristown, New Jersey 07962.

LEGAL SERVICE

     Direct process of legal service to AT&T Capital Corporation,
44
Whippany Road, Morristown, New Jersey 07962 (Attn: General
Counsel).

CORPORATE BENEFIT OFFICE

AT&T Capital Corporation
Attn: Corporate Benefit Office
44 Whippany Road
Morristown, New Jersey 07962
201-397-3256

PLAN RECORDS, PLAN YEAR, AND TYPE OF PLAN

     The AT&T Capital Corporation Executive Benefit Plan is considered a
"top hat plan" under ERISA, established for a select group of management or highly compensated members. The Executive Benefit Plan is a nonqualified pension plan under the Internal Revenue Code. Benefits under the Executive
Benefit Plan are not guaranteed by the Pension Benefit Guarantee
Corporation.

     The Executive Benefit Plan and all records are kept on a calendar-year basis--beginning January 1 and ending December 31.


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EMPLOYER AND PLAN IDENTIFICATION NUMBERS

     AT&T Capital Corporation and the Executive Benefit Plan are identified by the following numbers under Internal Revenue Service rules:

Description                              Number
Employer Identification Number
  (assigned by the IRS)                22-3211453
Plan Identification Number (assigned
  by AT&T Capital Corporation)              005

PLAN DOCUMENTS

     The information contained in this summary provides only the highlights of the AT&T Capital Corporation Executive Benefit Plan. It does not attempt to cover all the details in the official plan documents. These documents legally govern the operation of the Executive Benefit Plan.

     You can review the plan documents at the Corporate Benefit Office during normal working hours. You must submit your request to review in writing and allow 10 days for your request to be processed. If you submit a written request to the Corporate Benefit Office, you can obtain copies of these documents within 30 days. You will be charged a reasonable fee for the copies unless federal law requires that the documents be furnished without charge.

Submit all requests in writing to the Corporate Benefit Office.

NONTRANSFERABILITY OF BENEFITS

     You or your beneficiary may not assign or transfer amounts under the
Executive Benefit Plan. Similarly, amounts credited to your account may not be used to pay your debts or obligations. However, the Executive
Benefit
Plan will comply with a qualified federal tax levy.

PAYMENT OF BENEFITS AND PLAN FUNDING

     The Executive Benefit Plan is considered an "unfunded" deferred compensation plan under ERISA and the Internal Revenue Code. However, AT&T
Capital Corporation may establish a trust to which it may make contributions to fund its obligations under the Executive Benefit Plan.
Funds are held in the trust to pay benefits for Executive Benefit Plan participants. However, if the Company becomes insolvent, the trust may be used to pay benefits to the general creditors of the Company. Executive
Benefit Plan benefits will be paid primarily from this trust. If there are insufficient assets in the trust, Executive Benefit Plan benefits will then be paid from the general assets of the Company.

TRUSTEE

     The trustee is Merrill Lynch Trust Company, 300 Davidson
Avenue,
Somerset, New Jersey 08873.
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PLAN CONTINUATION

     The Compensation Committee of the Board of Directors of AT&T
Capital
Corporation (or its delegate) reserves the right to modify, suspend, change, or terminate the Executive Benefit Plan at any time. AT&T Capital
Corporation does not guarantee the continuation of any benefits during employment, nor does it guarantee any specific level of benefits. Also, benefits are provided at AT&T Capital Corporation's discretion and do not create a contract of employment.